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                                                 EXHIBIT G TO EXHIBIT 10(xiv)


                       SERP Agreement for Mr. Neun

Mr. Neun's employment offer letter provides him with a Supplemental Executive Retirement Plan (SERP) that when combined with his benefits from the Tektronix Pension Plan provides retirement income equal to 55% of Final Average Pay at age 62. The SERP defines Final Average Pay (FAP) as the annual average of the five consecutive years preceding retirement or termination. Annual compensation is defined as Base Pay, Results Sharing and Annual Incentive Compensation (to include any amounts deferred). The following table represents the percentage of the SERP plus Pension Plan benefit:

                                                SERP Plus Pension
        Age             Years of Service        Plan Percent
        ___             ________________        ___________________

        50                      1                    Unvested
        51                      2                    Unvested
        52                      3                    Unvested
        53                      4                    Unvested
        54                      5                    Unvested
        55                      6                     35.00%
        56                      7                     37.86%
        57                      8                     40.71%
        58                      9                     43.57%
        59                     10                     46.43%
        60                     11                     49.29%
        61                     12                     52.14%
        62 and after           13                     55.00%

The SERP Percent is the combined SERP and Pension Plan benefit that Mr. Neun will have vested at the beginning of the Service Year.

In the event that Mr. Neun is vested and retires or terminates from Tektronix, including at any time prior to age 62, he may begin receiving at any time, upon reasonable notice to Tektronix, the retirement benefits from the SERP and the Tektronix Pension Plan in the aggregate benefit amount shown above as vested on the effective date of his retirement or termination from Tektronix.